Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Acquicor Technology Inc.
      We have audited the accompanying balance sheet of Acquicor Technology Inc. (a development stage company) as of March 17, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from August 12, 2005 (date of inception) through March 17, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquicor Technology Inc. as of March 17, 2006 and the results of its operations and its cash flows for the period from August 12, 2005 (date of inception) through March 17, 2006 in conformity with accounting principles generally accepted in the United States of America.
BDO Seidman, LLP
New York, New York
March 17, 2006

Acquicor Technology Inc.
(a development stage company)
Balance Sheet

March 17, 2006

ASSETS
Current assets:
Cash and cash equivalents	$789,112
Cash held in Trust Account	142,933,004
Prepaid insurance expense	139,286

Total assets	$143,861,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	150,000
Deferred underwriting fees	3,000,000

Total current liabilities	3,150,000

Common stock, subject to possible conversion, 4,999,999 shares at conversion value	28,586,595
CONTINGENCY
STOCKHOLDERS’ EQUITY
Preferred stock — $0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—
Common stock — $0.0001 par value; 100,000,000 shares authorized; 30,707,072 issued and outstanding (which includes 4,999,999 shares subject to possible conversion)	3,071
Additional paid-in capital	112,129,989
Deficit accumulated during the development stage	(8,253)

Total stockholders’ equity	112,124,807

Total liabilities and stockholders’ equity	$143,861,402

See notes to financial statements

ACQUICOR TECHNOLOGY INC.
(a development stage company)
Statement of Operations

August 12, 2005
(Date of Inception)
through
March 17, 2006

Formation and operating costs	$2,855

Interest expense	5,398

Net loss for the period	$(8,253)

Weighted average number of shares outstanding (basic and diluted)	5,496,626

Net loss per share (basic and diluted)	$(0.00)

See notes to financial statements

ACQUICOR TECHNOLOGY INC.
(a development stage company)
Statement of Stockholders’ Equity

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — August 12, 2005 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholder	5,373,738	537	24,463	—	25,000
Sale of 25,333,334 units and representative's option, net of underwriters' discount and offering expenses	25,333,334	2,534	140,692,121	—	140,694,655
Net proceeds subject to possible conversion of 4,999,999 shares			(28,586,595)		(28,586,595)
Net loss for the period	—	—	—	(8,253)	(8,253)

Balance — March 17, 2006	30,707,072	$3,071	$112,129,989	$(8,253)	$112,124,807

See notes to financial statements

ACQUICOR TECHNOLOGY INC.
(a development stage company)
Statement of Cash Flows

August 12, 2005
(Date of Inception)
through
March 17, 2006

Cash flows from operating activities:
Net loss	$(8,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Prepaid insurance expense	$(139,286)

Net cash used in operating activities	(147,539)

Cash flows from investing activities;
Cash held in Trust Account	(142,933,004)

Net cash used in investing activities	(142,933,004)

Cash flows from financing activities:
Proceeds from offering, net	143,844,655
Proceeds from note payable to stockholder	275,000
Repayment of note payable to stockholder	(275,000)
Proceeds from issuance of common stock to initial stockholder	25,000

Net cash provided by financing activities	143,869,655

Net increase in cash and cash equivalents	789,112

Cash and cash equivalents — beginning of period	—

Cash and cash equivalents — end of period	$789,112

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$150,000
Fair value of underwriter purchase option included in offering costs	4,974,580
Deferred underwriting fees	3,000,000

See notes to financial statements

Acquicor Technology Inc.
(a development stage company)
Notes to Financial Statements
March 17, 2006
Note A — Organization and Business Operations
      Acquicor Technology Inc. (the “Company”) was incorporated in Delaware on August 12, 2005. The Company was formed to serve as a vehicle for the acquisition of one or more domestic and/or foreign operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.
      The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on March 13, 2006. The Company consummated the Offering of 25,000,000 Units (as defined in Note C) on March 17, 2006 for net proceeds of approximately $142 million. On March 13, 2006, the Company consummated a private placement of 333,334 units (the “Private Placement”) for an aggregate purchase price of approximately $2 million. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and the Private Placement, although substantially all of the net proceeds of the Offering and the Private Placement are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more domestic and/or foreign operating businesses in the technology, multimedia and networking industries (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Private Placement and the Offering, $142.9 million (including $3 million of underwriters fees which have been deferred by the underwriters as described in Note C) was placed in a trust account (“Trust Account”) and will be invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below; provided, however, that up to $750,000 of the interest earned on the Trust Account (net of taxes payable on such interest) may be released to the Company to cover its operating expenses. The remaining proceeds and up to $750,000 of interest earned on the Trust Account (net of taxes payable on such interest) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering, including up to 333,334 shares included in the units purchased by the Company’s existing stockholders in Private Placement) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. In this respect, $28,586,595 has been classified as common stock subject to possible conversion at March 17, 2006. Voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. The Company’s existing stockholders prior to the Offering have agreed to vote all of the shares of common stock held by them immediately before the Offering either for or against a business combination in the same manner that the majority of the shares of common stock are voted by all of the public stockholders of the Company with respect to any Business Combination. In addition, the existing stockholders and the Company’s directors, officers and special advisors have agreed to vote any shares acquired by them in the Private Placement or in connection with or following the Offering in favor of a Business Combination.
      In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings and the 333,334 shares included in the units purchased by them in the Private Placement. In the event of such distribution, it is likely that the per share value of the residual

Acquicor Technology Inc.
(a development stage company)
Notes to Financial Statements — (Continued)
assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note C).
Note B — Summary of Significant Accounting Policies
[1]     Cash and cash equivalents:
      The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.
[2]     Loss per common share:
      Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period after giving effect to a reverse stock split of our common stock.
[3]     Use of estimates:
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
[4]     Income taxes:
      Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
      The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $2,806. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at March 17, 2006.
      The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.
[5]     Recently issued accounting standards:
      Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Acquicor Technology Inc.
(a development stage company)
Notes to Financial Statements — (Continued)
Note C — Offering
      In the Offering, effective March 13, 2006, the Company sold to the public to 25,000,000 units (“Units”) (excluding 3,750,000 units pursuant to the underwriters’ over-allotment option and 1,250,000 units issuable upon exercise of the representative’s purchase option). The underwriters were paid fees equal to 5% of the gross proceeds of the Offering, or $7,500,000, at the closing of the Offering and have agreed to defer an additional $3,000,000 (the “Deferred Fees”) of their underwriting fees ($3,450,000 if the over-allotment option is exercised in full) until the consummation of a business combination. Upon the consummation of a business combination, the Company will pay such Deferred Fees out of the proceeds of the Offering held in the Trust Account. The underwriters will not be entitled to any interest accrued on the Deferred Fees. The underwriters have agreed to forfeit any rights to, or claims against, such proceeds if the Company does not successfully complete a business combination.
      Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and two redeemable common stock purchase warrants (each a “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the date of the final prospectus for the Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants, including outstanding Warrants issuable upon exercise of the purchase option sold to ThinkEquity Partners LLC discussed below, will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. Upon a redemption, the existing stockholders will have the right to exercise the Warrants included in the 333,334 Units purchased in the Private Placement on a cashless basis. The Company does not need the consent of the underwriters in order to redeem the outstanding Warrants.
      The Company also sold to ThinkEquity Partners LLC, the representative of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units, consisting of one share of common stock and two warrants, at $7.50 per unit, exercisable on the later of the consummation of the business combination and one year after the date of the final prospectus for the Offering and expiring five years after the date of the final prospectus for the Offering. The warrants underlying such units will have terms that are identical to those being issued in the Offering, with the exception of the exercise price, which will be set at $6.65 per warrant. The Company accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. There was no net impact on the Company’s financial position or results of operations, except for recording the receipt of the $100 proceeds at the time of the sale of the option. The Company estimates that the fair value of this option is approximately $4,974,580 using the Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 86.4%, (2) a risk-free interest rate of 4.13% and (3) a contractual life of 5 years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The expected volatility was derived by averaging five-year historical stock prices for a representative sample of 34 companies in the technology, multimedia and networking sectors with market capitalization between $100 million and $500 million, which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of a business combination. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and the Company liquidates, the option will become worthless. In addition, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the current offering. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the current offering.

Acquicor Technology Inc.
(a development stage company)
Notes to Financial Statements — (Continued)
Note D — Related Party Transactions
[1]     Note payable to stockholder:
      The Company issued a $275,000 unsecured promissory note to a stockholder, Acquicor Management LLC, on August 26, 2005. The note bore interest at a rate of 3.6% per annum and on March 13, 2006, the Company repaid the note and accrued interest thereon with a portion of the proceeds from the Private Placement. For the period from August 26, 2005 to March 13, 2006, the Company incurred $5,398 of interest on the note.
[2]     Office space and administrative support:
      Acquicor Management LLC has agreed to provide the Company with office space, utilities and secretarial support without charge until the Company consummates a business combination. The Company recorded a current liability of $3.0 million in respect of such deferred fees. Upon closing of the exercise of the underwriter’s overallotment option, the Company expects to record an additional current liability of $450,000 in respect of such fees.
Note E — Contingency
      The Company’s roadshow presentation was posted on NetRoadshow.com and RetailRoadshow.com, two Internet web sites, between January 19, 2006 and February 4, 2006. Because the Company is deemed to be a ‘shell company’ under the rules of the Securities Act of 1933, as amended (the “Securities Act”), the Company was not eligible to use provisions of these rules that permit Internet posting of roadshow presentations. If a court were to conclude that the posting of the roadshow presentation on these websites constitutes a violation of Section 5 of the Securities Act, the Company could be required to repurchase the shares sold to purchasers in the Offering at the original purchase price, plus statutory interest from the date of purchase, for claims brought during the one year period following the date of the violation. In that event, the Company would likely be forced to use funds available in the Trust Account to repurchase shares, which would reduce the amount available to the Company to complete a business combination and, if the Company does not complete a business combination within the prescribed time period, the amount available to the Company’s public stockholders upon liquidation. In any case, the Company may not have sufficient funds to repurchase all of the shares sold in the Offering. Management believes that it is not probable that a stockholder will assert a claim for rescission or that any such claim, if asserted, would be successful. Furthermore, the Company has no intention to make any rescission offer to the purchasers in the Offering.
Note F — Preferred Stock
      The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.
Note G — Common Stock
      On January 19, 2006, the Company effected a 4,333,334 for 6,250,000 reverse stock split of its common stock. Following this reverse stock split, there were 4,333,334 shares of common stock outstanding. Additionally, on January 19, 2006, the Company reduced the number of authorized shares of common stock from 100,000,000 to 70,000,000. On February 21, 2006, the Company effected a 5,373,738 for 4,333,334 forward stock split of its common stock. Following this stock split (and prior to the Private Placement and the Offering), there were 5,373,738 shares of common stock outstanding. Further, on February 21, 2006, the Company increased the number of authorized shares of common stock to 100,000,000. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.
Note H — Subsequent Event
      On March 15, 2006, the underwriters exercised their option to purchase 3,750,000 additional units to cover over-allotments. The Company expects to consummate the sale of such additional units on March 21, 2006.